UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2011
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On June 17, 2011, GSI Commerce, Inc. (“GSI”), a Delaware corporation, completed its merger (the “Merger”) with Gibraltar Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of eBay Inc. (“eBay”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 27, 2011 (the “Merger Agreement”), among GSI, eBay and Merger Sub. As a result of the Merger, GSI is now wholly owned by eBay.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing
As contemplated by the Merger Agreement, on June 17, 2011, GSI notified the NASDAQ Stock Market (“NASDAQ”) of GSI’s intent to remove its Common Stock from listing on NASDAQ and requested that the NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Common Stock are no longer listed on NASDAQ.
Item 5.07 Submission of Matters to a Vote of Security Holders
On June 17, 2011, GSI held a Special Meeting of Stockholders to consider and vote on a proposal to adopt the Merger Agreement. Adoption of the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of GSI’s Common Stock outstanding at the close of business on May 9, 2011, the record date. The votes in favor of the adoption of the Merger Agreement represented 80.12% of the outstanding shares of GSI Common Stock as of the record date. The stockholders of GSI also voted to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. This proposal to adjourn the special meeting to a later date was not implemented because the proposal to adopt the Merger Agreement was approved by the stockholders of GSI.
Set forth below, with respect to each such proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.
Proposal 1: Adopt the Merger Agreement

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,303,136	207,650	124,879	0
Proposal 2: Adjourn the Special Meeting to Solicit Additional Proxies

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,818,916	3,675,754	140,995	0

Item 8.01	Other Events
Immediately following the consummation of the Merger, eBay and NRG Commerce, LLC, a Delaware limited liability company wholly-owned by GSI’s former Chairman, President and Chief Executive Officer, Mr. Michael Rubin, (“Purchaser”), completed the previously announced acquisition whereby Purchaser acquired (i) 100% of the outstanding shares of capital stock of TeamStore, Inc. and 100% of the outstanding membership interests and other equity interests of Fanatics, LLC (collectively, the “Licensed Sports Business”), (ii) 70% of the outstanding shares of capital stock of RueLaLa, Inc. (“RueLaLa”) and (iii) 70% of the outstanding shares of capital stock of ShopRunner, Inc. (“ShopRunner” and, together with the Licensed Sports Business and RueLaLa, the “Purchased Entities”) for purchase prices of $330,000,000, $122,500,000 and $45,500,000, respectively. Each of the Purchased Entities was a direct or indirect wholly-owned subsidiary of GSI.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
June 17, 2011	By:	/s/ Scott Rosenberg
		Name:	Scott Rosenberg
		Title:	Chief Financial Officer